Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2296593
(State of Incorporation)	(I.R.S. Employer Identification No.)

520 Broad Street

Newark, New Jersey 07102

(212) 658-1450

(Address of Principal Executive Offices, Including Zip Code

and Telephone Number)

Rafael Holdings, Inc. 2021 Equity Incentive Plan

Cyclo Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan

(Full Title of the Plan)

David Polinsky

Chief Financial Officer

Rafael Holdings, Inc.

520 Broad Street

Newark, NJ 07102

(212) 658-1450

(Name, Address, including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Dov T. Schwell, Esq.

Schwell Wimpfheimer & Associates LLP

37 West 39th Street, Suite 505

New York, NY 10018

(646) 328-0795

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

This Registration Statement is being filed by Rafael Holdings, Inc. (the “Registrant”) to register (i) 774,375 shares of its Class B common stock, $0.01 par value per share (the “Class B Common Stock”), consisting of (A) 750,000 shares of Class B Common stock that have been reserved for issuance pursuant to awards that may be made under the Rafael Holdings, Inc. 2021 Equity Incentive Plan, as amended and restated (the “Rafael Plan”) and 24,375 shares were previously issued as restricted shares pursuant to awards that were forfeited prior to vesting and will be issuable to eligible individuals under the Rafael Plan, for which a registration statement of the Registrant on Form S-8 (File No. 333-274254) for such shares is effective; and (ii) 618,702 shares of Class B Common Stock issuable pursuant to awards made under the Cyclo Therapeutics, Inc. (“Cyclo”) 2021 Omnibus Equity Incentive Plan (the “Cyclo Plan” and together with the Rafael Plan, the “Plans”).

On March 25, 2025, pursuant to that certain Agreement and Plan of Merger, dated as of August 21, 2024 (as amended as of December 18, 2024 and February 4, 2025, the “Merger Agreement”), by and among the Registrant; Cyclo; Tandem Therapeutics, Inc., a Nevada corporation; and Tandem Therapeutics, LLC, a Nevada limited liability company, Cyclo became a wholly-owned limited liability company subsidiary of the Registrant (the “Merger”).

At the effective time of the Merger (“Effective Time”), all compensatory options (“Cyclo Options”) to purchase Cyclo Common Stock that were outstanding immediately prior to the Effective time were automatically assumed and converted into options to acquire, on substantially similar terms and conditions as were applicable under such Cyclo Options, 618,702 shares of Class B Common Stock.

PART I

SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Securities Act Rule 428(a)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed with the Commission by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended July 31, 2024, filed with the Commission on November 7, 2024 as amended on December 20, 2024 and January 8, 2025;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended October 31, 2024, filed with the Commission on December 11, 2024, January 31, 2025 filed with the Commission on March 14, 2025 and April 30, 2025 filed with the Commission on June 11, 2025;

(c)

The Registrant’s Current Reports on Form 8-K filed with the Commission on August 8, 2024, August 22, 2024, November 7, 2024, December 11, 2024, December 23, 2024, January 13, 2025, February 10, 2025, March 14, 2025, March 25, 2025, March 26, 2025, April 24, 2025, April 28, 2025, April 29, 2025, May 5, 2025 May 6, 2025 May 20, 2025, June 4, 2025, June 11 , 2025 and June 18, 2025; and

(d)	The Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on November 19, 2024; and

(e)	Description of our Class B common stock set forth under Item 11 in Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form 10, filed with the Commission on March 26, 2018, and contained in Exhibit 4.2 to our Annual Report on 10-K filed with Commission on October 31, 2022, including any amendment or report filed for the purpose of updating such information.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation provides that, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit and that any alteration, amendment or repeal of this section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment or repeal with respect to acts or omissions occurring prior to such alteration, amendment or repeal.

The Registrant’s By-Laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The By-laws further provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Item 7. Exemption from Registration Claimed.

 Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Rafael Holdings, Inc.’s 2021 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit A of the Registrant’s Definitive Proxy Statement, filed with the Commission on November 19, 2024).

4.2	Cyclo Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Cyclo’s Current Report on Form 8-K filed June 24, 2021).

* 5.1	Legal Opinion of Schwell Wimpfheimer and Associates LLP.

* 23.1	Consent of Schwell Wimpfheimer and Associates LLP (included in Exhibit 5.1 hereto).

* 23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm.

* 23.3	Consent of WithumSmith+Brown, PC as to Cyclo Therapeutics, Inc.

24.1	Power of Attorney (included in the Signature Pages to this Registration Statement).

* 107	Filing Fee Table

*	Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided , however , that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on June 26, 2025.

RAFAEL HOLDINGS, INC.

By:	/s David Polinsky
David Polinsky
Chief Financial Officer

The undersigned directors and officers hereby constitute and appoint Joyce Mason, with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name in the capacities indicated any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Form S-8 that are filed pursuant to the requirements of the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and hereby ratify and confirm that all such attorneys-in fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Form S-8 Registration Statement has been signed by the following persons in the capacities indicated as of June 26, 2025.

Signature	Titles

/s/ Howard S. Jonas	Director, Chairman of the Board, Chief Executive Officer and Executive
Howard S. Jonas	Chairman
(Principal Executive Officer)

/s/ David Polinsky	Chief Financial Officer
David Polinsky	(Principal Financial Officer and Principal Accounting Officer)

/s/ Susan Y. Bernstein	Director
Susan Y. Bernstein

/s/ Stephen Greenberg	Director
Stephen Greeenberg

/s/ Markus W. Sieger	Director
Markus W. Sieger

/s/ Dr. Mark Stein	Director
Dr. Mark Stein

/s/ Dr. Michael J. Weiss	Director
Dr. Michael J. Weiss

EXHIBIT INDEX

Exhibit No.	Description
4.1	Rafael Holdings, Inc.’s 2021 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit A of the Registrant’s Definitive Proxy Statement, filed with the Commission on November 19, 2024).

4.2	Cyclo Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Cyclo’s Current Report on Form 8-K filed June 24, 2021).

* 5.1	Legal Opinion of Schwell Wimpfheimer and Associates LLP.

* 23.1	Consent of Schwell Wimpfheimer and Associates LLP (included in Exhibit 5.1 hereto).

* 23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm.

* 23.3	Consent of WithumSmith+Brown, PC as to Cyclo Therapeutics, Inc.

24.1	Power of Attorney (included in the Signature Pages to this Registration Statement).

* 107	Filing Fee Table

*	Filed herewith